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Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350

        In connection with the Quarterly Report on Form 10-Q of American Homes 4 Rent (the "Company") for the quarterly period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David P. Singelyn, as Chief Executive Officer and Interim Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2014

/s/ DAVID P. SINGELYN
Name:	David P. Singelyn
Title:	Chief Executive Officer and Interim Chief Financial Officer

        This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company, and will be retained and furnished to the SEC or its staff upon request.

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  Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350